Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 16, 2025, relating to the financial statements of Yorkville Acquisition Corp. as of March 5, 2025 and for the period from March 3, 2025 (inception) through March 5, 2025, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 16, 2025